EXHIBIT 4.3

SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made effective as of the ______day of _________________, 2006.

BETWEEN:

THE SUBSCRIBER NAMED ON THE EXECUTION PAGE TO THIS AGREEMENT

(hereinafter called the "Subscriber")

OF THE FIRST PART

AND:

LINCOLN GOLD CORPORATION,
a Nevada corporation

(hereinafter called the “Company")

OF THE SECOND PART

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS

1.1 The following terms will have the following meanings for all purposes of this Agreement.

(a)	"Agreement" shall mean this Agreement, and all schedules and amendments to in the Agreement.

(b)	“Common Stock” means the shares of Common Stock of the Company, $0.001 par value per share.

(c)	"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

(d)	"Offering" shall mean the offering of up to 2,857,143 Units by the Company.

(e)	“Prospectus” means the prospectus forming a part of the Registration Statement, as amended and supplemented from time to time in accordance with the rules and requirements of the Securities Act.

(f)	“Purchase Price” means the purchase price payable by the Subscriber to the Company in consideration for the purchase and sale of the Units in accordance with Section 2.1 of this Agreement.

(g)	“Registration Statement” means the registration statement on Form SB-2 filed by the Company with the SEC pursuant to the Securities Act, as amended.

(h)	"SEC" shall mean the United States Securities and Exchange Commission.

(i)	"Securities Act" shall mean the United States Securities Act of 1933, as amended.

(j)	"Shares" means those shares of Common Stock to be purchased by the Subscriber and comprising a portion of the Units.

(k)	“Subscriber” shall mean the Subscriber executing the signature page to this Agreement.

(l)

“Series A Warrant” means one share purchase warrant, in the form attached to the Registration Statement, entitling the Subscriber to purchase one share of Common Stock of the Company for a one year term at a price of $0.50 per share during the period from the date of issue to the date that is one year from the date of issue, subject to the accelerated exercise provisions set forth in this Agreement.

(m)	“Series A Warrant Shares” means the shares of Common Stock issuable upon exercise of any of the Series A Warrants.

(n)

“Series B Warrant” means one share purchase warrant, in the form attached to the Registration Statement, entitling the Subscriber to purchase one share of Common Stock of the Company for a four year term at a price of $1.35 per share during the period from the date of issue to the date that is one year from the date of issue, subject to the accelerated exercise provisions set forth in this Agreement.

(o)	“Series B Warrant Shares” means the shares of Common Stock issuable upon exercise of any of the Series B Warrants.

(p)	“Warrants” means the Series A Warrants and the Series B Warrants.

(q)	“Warrant Shares” means the Series A Warrant Shares and the Series B Warrant Shares.

(r)	“Unit” means a unit consisting of one (1) Share, one-half (1/2) of one Series A Warrant and one whole (1) Series B Warrant.

1.2 The following schedules are attached to and form part of this Agreement:

Schedule A Canadian Investor Certificate

1.3 All dollar amounts referred to in this agreement are in United States funds, unless expressly stated otherwise.

2. PURCHASE AND SALE OF UNITS

2.1 Subject to the terms and conditions of this Agreement, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set forth upon the signature page hereof at a price equal to $0.35 US per Unit. Upon execution, the subscription by the Subscriber will be irrevocable.

2.2 The Subscriber will complete the purchase of the Units by delivering to the Company payment of the Purchase Price by cheque, bank draft of cashier’s cheque payable to the Company concurrently with the execution and delivery of this Subscription Agreement.

2.3 Upon execution by the Company, the Company agrees to sell such Units to the Subscriber for the Purchase Price subject to the Company's right to sell to the Subscriber such lesser number of Units as it may, in its sole discretion, deem necessary or desirable.

2.4 Any acceptance by the Company of the Subscription is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

2.5 Pending acceptance of this subscription by the Company, all funds paid by the Subscriber shall be deposited by the Company and immediately available to the Company for its corporate purposes.

In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

2.6 The Subscriber hereby authorizes and directs the Company to deliver the certificates representing the securities to be issued to such Subscriber pursuant to this Agreement to the Subscriber’s address indicated on the signature page of this Agreement.

2.7 The Subscriber acknowledges and agrees that the subscription for the Units and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.

2.8 Notwithstanding the date of the expiry date of the Series A Warrants, if the closing price of the Company’s common stock is above $0.55 per share for twenty consecutive trading days at any time during the term of the Series A Warrants, then the expiry date will be accelerated to the date that is thirty calendar days from the date that is the twentieth consecutive trading day above the price threshold (the “Series A Accelerated Exercise Period”). In the event that the subscriber does not exercise the Series A Warrant within the Series A Accelerated Exercise Period, then the Series A Warrant will expire at 5:00 pm, Eastern Time, on the last date of the Series A Accelerated Exercise Period.

2.9 Notwithstanding the date of the expiry date of the Series B Warrants, if the closing price of the Company’s common stock is above $1.50 per share for twenty consecutive trading days at any time during the term of the Series B Warrants, then the expiry date will be accelerated to the date that is thirty calendar days from the date that is the twentieth consecutive trading day above the price threshold (the “Series B Accelerated Exercise Period”). In the event that the subscriber does not exercise the Series B Warrant within the Series B Accelerated Exercise Period, then the Series B Warrant will expire at 5:00 pm, Eastern Time, on the last date of the Series B Accelerated Exercise Period.

3. AGREEMENTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

3.1 The Subscriber acknowledges and agrees that offer and sale of the Units has been registered by the Company under the Securities Act by the filing of the Registration Statement with the Securities and Exchange Commission.

3.2 The Subscriber acknowledges receipt from the Company of a Prospectus prior to the execution of this Agreement and confirms that the Subscriber has had the opportunity to review the Prospectus and to discuss the Prospectus and an investment with the Subscriber’s professional advisors prior to execution of this Agreement.

3.3 This Agreement has been duly authorized, validly executed and delivered by the Subscriber.

4. CANADIAN INVESTOR REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

4.1 The Subscriber represents and warrants to the Company that the Subscriber is one of the following [Initial (a), (b) or (c), as appropriate, and complete (b) or (c), if applicable]:

INITIAL

(a)	an “Accredited Investor” as defined by Multilateral Instrument 45-106 adopted by the British Columbia Securities Commission and as outlined in Schedule A attached to this Subscription Agreement.

(b)	a close personal friend of __________________________________, an officer or director of the Company.

A close personal friend is an individual who has known the director, senior officer or control person for a sufficient period of time to be in a position to

4

assess the capabilities and trustworthiness of the director, senior officer or control person. An individual is not a close personal friend solely because the individual is a member of the same organization, association or religious group.

(c)	a business associate of ____________________________________, an officer or director of the Company.

A close business associate is an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client or former client. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant. The relationship between the purchaser and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer or control person.

SUBSCRIBERS WHO ARE PURCHASING AS “ACCREDITED INVESTORS” MUST COMPLETE AND SIGN THE ACCOMPANYING CANADIAN INVESTOR QUESTIONNAIRE ATTACHED HERETO AS SCHEDULE A.

4.2 The Subscriber acknowledges that the Units, the Shares, the Shares or the Warrant Shares may not be sold or otherwise disposed of for value in British Columbia, except pursuant to either a prospectus or statutory exemption available only in specific and limited circumstances. The Subscriber acknowledges that the Company is not a reporting issuer in the Province of British Columbia and has no plans to become a reporting issuer in the Province of British Columbia.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1 The Company represents and warrants to the Subscriber and acknowledges that the Subscriber is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement:

(a)

The Company is a corporation duly incorporated and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to conduct its business as it is currently being conducted.

(b)

The issuance of the Shares and the Warrants has been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. The Warrant Shares have been authorized and validly reserved for issuance, and when issued upon exercise of the Warrant in accordance with the terms thereof (and upon payment of the exercise price therefor), will be validly issued, fully paid and non-assessable.

(c)

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Subscription Agreement. The execution and delivery by the Company of the Subscription Agreement have been duly authorized by all necessary action on the part of the Company.

6. MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its head office at Suite 306, 1140 Homer Street, Vancouver, British Columbia, Attention: Mr. Paul Saxton,

President, and to the Subscriber at his/her address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

6.3 This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein. The parties hereby submit to personal jurisdiction in the Courts of the Province of British Columbia for the enforcement of this Agreement and waive any and all rights under the laws of any state to object to jurisdiction within the Province of British Columbia for the purposes of litigation to enforce this Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.

Number of Units Subscribed For:	Units

Unit Purchase Price:	$0.35 per Unit

Aggregate Purchase Price:	$

Signature of Subscriber or Authorized
Signatory of Subscriber:

Name and Title of Authorized Signatory of
Subscriber (if Subscriber is not an
individual):

Name of Subscriber:

Address of Subscriber:

ACCEPTED BY:

LINCOLN GOLD CORPORATION

Signature of Authorized Signatory:

Name of Authorized Signatory:

Position of Authorized Signatory:

Date of Acceptance:

SCHEDULE A

CANADIAN INVESTOR CERTIFICATE

TO: LINCOLN GOLD CORPORATION

Certificate

In connection with the purchase by the undersigned or the disclosed principal, as the case may be (the “Purchaser”) of Shares of Lincoln Gold Corporation (the “Company”), the undersigned hereby represents, warrants, covenants to and with you and certifies to you (on behalf of itself or on behalf of the disclosed principal, as the case may be) that:

1.	the Purchaser is (PLEASE CHECK THE APPROPRIATE BOX):

	[ ]	resident in the Province of Ontario or is subject to the laws of the Province of Ontario, or

	[ ]	resident in the Province of British Columbia or is subject to the laws of the Province of British Columbia;

2.	the Purchaser is purchasing the Shares as principal for its own account;

3.

the Purchaser is an “accredited investor” within the meaning of National Instrument 45-106 of the Canadian Securities Administrators by virtue of satisfying the indicated criterion as set out in Schedule 1 to this Certificate (YOU MUST ALSO INITIAL SCHEDULE 1 TO THIS

CERTIFICATE);

4.	if the Purchaser is resident in the Province of Ontario or is subject to the laws of the Province of Ontario, the Purchaser:

	(a)	is hereby notified by the Company

		(i)	of the delivery to the Ontario Securities Commission of the following information pertaining to the Purchaser (the “Information”):

			(A)	the full name, residential address and telephone number of the Purchaser;

			(B)	the number and type of securities purchased by the Purchaser;

			(C)	the total purchase price paid by the Purchaser,

			(D)	the Company’s reliance on the “Accredited Investor” exemption under National Instrument 45-106, and

			(E)	the date of distribution of the Shares;

		(ii)	that the Information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation,

		(iii)	that the Information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and

		(iv)	of the title, business address and business telephone number of the public official in Ontario, who can answer questions about the Ontario Securities Commission?s indirect collection of the Information, which are set out below:

Ontario Securities Commission
Suite 1903, Box 5520 Queen Street West
Toronto, Ontario M5H 3S8
Telephone: (416) 593-3682
Facsimile: (416) 593-8252
Public official contact regarding indirect collection of information:
Administrative Assistant to the Director of Corporate Finance
Telephone (416) 593-8086, and

	(b)	has authorized the indirect collection of the Information by the Ontario Securities Commission.

5.	if the Purchaser is resident in the Province of British Columbia or is subject to the laws of the Province of British Columbia, the Purchaser:

	(a)	is hereby notified by the Company

		(i)	of the delivery to the British Columbia Securities Commission of the Information (as defined in section 4(a)(i)(a)(i) hereof);

		(ii)	that the Information is being collected indirectly by the British Columbia Securities Commission under the authority granted to it in securities legislation,

		(iii)	that the Information is being collected for the purposes of the administration and enforcement of the securities legislation of British Columbia, and

(iv)

that the Purchaser may contact the British Columbia Securities Commission for further information about the collection and use of the Information at the following address and telephone and facsimile numbers:

British Columbia Securities Commission
P.O. Box 10142, Pacific Centre
701 West Georgia Street
Vancouver, British Columbia V7Y 1L2
Telephone: (604) 899-6500
Toll free in British Columbia and Alberta 1-800-373-6393
Facsimile: (604) 899-6506

6.	the above representations, warranties and covenants will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Shares and will survive the completion of the issue of the Shares; and

7.

the foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining the suitability of the undersigned as a Purchaser of the Shares and the undersigned undertakes to immediately notify the Company of any change in any statement or other information relating to the Purchaser set forth herein which takes place prior to the closing time.

DATED: _________________________, 2005.

Print Name

By:
Signature

Title

(please print name of individual whose
signature appears above, if different from
name of purchaser printed above)

SCHEDULE 1 TO APPENDIX A

ACCREDITED INVESTOR

Accredited Investor (as defined in section 1.1 of National Instrument 45-106) means:

[Note: Please initial the category of accredited investor that applies to you.]

[________]	(a)	a Canadian financial institution, or a Schedule III bank,

[________]	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

[________]	(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

[________]	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

[________]	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

[________]	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

[________]	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an inter-municipal management board in Québec;

[________]	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

[________]	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

[________]	(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000,

[________]	(k)	an individual whose net income before taxes exceeded CDN$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

[________]	(l)	an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000,

[ ________ ]	(m)	a person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements,

[ ________ ]	(n)	an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of National Instrument 45- 106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of National Instrument 45-106,

[ ________ ]	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

[ ________ ]	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

[ ________ ]	(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

[ ________ ]	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

[ ________ ]	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

[ ________ ]	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

[ ________ ]	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

[ ________ ]	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor, or

(ii)	an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 comes into force.

For purposes hereof (as defined in National Instrument 45-106):

“financial assets” means

(a) cash,

(b) securities, or

(c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“related liabilities” means

(a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b) liabilities that are secured by financial assets;

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Affiliate

For the purpose of National Instrument 45-106, an issuer is an affiliate of another issuer if

(a) one of them is the subsidiary of the other, or

(b) each of them is controlled by the same person.

Control

Except in Part 2, Division 4 of National Instrument 45-106, and for the purpose of this Instrument, a person (first person) is considered to control another person (second person) if

(a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c) the second person is a limited partnership and the general partner of the limited partnership is the first person.